                            EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release

Columbus McKinnon Reports Record Operating Income
for Second Quarter Fiscal Year 2023

BUFFALO, NY, October 27, 2022 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its fiscal year 2023 second quarter, which ended September 30, 2022. Results include the addition of Garvey Corporation, which was acquired on December 1, 2021.

Second Quarter Highlights (compared with prior year period)

•Delivered revenue of $232 million, up 8.5% on a constant currency basis
•Produced record operating income of $27.4 million as regional realignment initiative delivered lower costs and improved collaboration across product categories
•Realized earnings per diluted share of $0.49 and adjusted EPS* of $0.73
•Achieved record adjusted EBITDA* margin of 16.8%
•Demonstrated strength of cash generation capabilities with $17 million in cash from operations in the quarter

David Wilson, President and CEO of Columbus McKinnon, commented, “We produced another solid quarter as we execute our strategy to drive growth and improve our cost structure to deliver stronger earnings power and cash generation. We demonstrated progress toward our long-term objectives as we achieved record operating income and record adjusted EBITDA margin in the period. We had strong cash generation in the quarter as well, enabling us to continue to reduce debt and increase our financial flexibility. Importantly, we are leveraging secular tailwinds as our intelligent motion solutions address the trends in automation, productivity and supply chain regionalization.”

He added, “The expected benefits of our regional realignment are ahead of plan and visible on many fronts. The increased collaboration across product teams has resulted in new sales opportunities while the restructuring has also reduced costs. The interaction and engagement are especially important as we continue to address the challenges of supply chain shortages and the need for heightened communications with customers in these unusually unsettling times. Our focus is on execution, improving our customer experience and delivering results.”
*Adjusted EPS and adjusted EBITDA are non-GAAP measures. See accompanying discussion and reconciliation tables in this release regarding the reconciliation of GAAP financials to non-GAAP measures.

Columbus McKinnon Reports Record Operating Income for Second Quarter Fiscal Year 2023

October 27, 2022
Second Quarter Fiscal 2023 Sales

($ in millions)	Q2 FY 23	Q2 FY 22	Change	% Change
Net sales	$231.7	$223.6	$8.1	3.6%
U.S. sales	$139.7	$130.7	$9.0	6.9%
% of total	60%	58%
Non-U.S. sales	$92.0	$92.9	$(0.9)	(1.0)%
% of total	40%	42%
For the quarter, sales increased $8.1 million, or 3.6%. The acquisition contributed $9.0 million in sales which helped to offset unfavorable foreign currency translation of $11.0 million, or 4.9% of total sales. In the U.S., price improved $7.6 million, or 5.8%, which offset the $4.5 million, or 3.4% decline in volume. U.S. sales related to the acquisition were $5.9 million. Outside the U.S., increased volume of $3.6 million, or 3.8%, price improvement of $3.4 million, or 3.7%, and the $3.1 million of sales related to the acquisitions mostly offset unfavorable foreign currency translation.

Second Quarter Fiscal 2023 Operating Results

($ in millions)	Q2 FY 23	Q2 FY 22	Change	% Change
Gross profit	$86.3	$81.1	$5.2	6.4%
Gross margin	37.2%	36.3%	90 bps
Adjusted gross profit*	$86.3	$82.0	$4.3	5.2%
Adjusted gross margin*	37.2%	36.7%	50 bps
Income from operations	$27.4	$23.7	$3.7	15.6%
Operating margin	11.8%	10.6%	120 bps
Adjusted income from operations*	$28.6	$25.5	$3.1	12.2%
Adjusted operating margin*	12.4%	11.4%	100 bps
Net income (loss)	$14.1	$15.2	$(1.1)	(7.2)%
Net income (loss) margin	6.1%	6.8%	(70) bps
Diluted EPS	$0.49	$0.53	$(0.04)	(7.5)%
Adjusted EPS*	$0.73	$0.74	$(0.01)	(1.4)%
Adjusted EBITDA*	$39.0	$36.0	$3.0	8.3%
Adjusted EBITDA margin*	16.8%	16.1%	70 bps
*Adjusted gross profit, adjusted gross margin, adjusted income from operations, adjusted operating margin, adjusted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP measures. See accompanying discussion and reconciliation tables in this release regarding adjusted operating income, adjusted operating margin, adjusted EPS, and the reconciliation of GAAP net income (loss) to adjusted EBITDA.

Adjusted earnings per diluted share of $0.73 excludes amortization of intangible assets related to acquisitions. The Company believes this better represents its inherent earnings power and cash generation capability.

Third Quarter Fiscal 2023 Outlook
Columbus McKinnon expects third quarter fiscal 2023 sales of approximately $225 million to $235 million at current exchange rates.

Mr. Wilson concluded, “We are being very intentional in our strategy deployment process to advance toward our growth and profitability goals. We believe we are a better business than we were just two years ago with a stronger earnings profile, a better product and market mix and a streamlined team that is intensely focused on execution. Although the macro environment is unsettling, we are deliberate in our actions to create value for our customers, execute our plans and deliver on our goals.”

Columbus McKinnon Reports Record Operating Income for Second Quarter Fiscal Year 2023

October 27, 2022
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast today at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at investors.columbusmckinnon.com. A question-and-answer session will follow the formal discussion.

The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at investors.columbusmckinnon.com. To listen to the archived call, dial 412-317-6671 and enter the passcode 13733206. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Thursday, November 3, 2022. Alternatively, an archived webcast of the call can be found on the Company’s website and a transcript of the call will be posted there once available.

About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.columbusmckinnon.com.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning expected growth, future sales and EBITDA margins, and future potential to deliver results; the execution of its strategy and further transformation of the Company with stronger growth, less cyclicality and higher margins, and achievement of certain goals. These statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the impact of supply chain challenges and inflation, the ability of the Company to scale the organization, achieve its financial targets including revenue and adjusted EBITDA margin, and to execute CMBS and the Core Growth Framework; global economic and business conditions affecting the industries served by the Company and its subsidiaries including COVID-19; the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded as current plans, estimates and beliefs. The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Gregory P. Rustowicz	Investor Relations:
Executive Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com

Financial tables follow.

Columbus McKinnon Reports Record Operating Income for Second Quarter Fiscal Year 2023

October 27, 2022
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	September 30, 2022	September 30, 2021	Change
Net sales	$231,740	$223,635	3.6%
Cost of products sold	$145,430	$142,500	2.1%
Gross profit	86,310	81,135	6.4%
Gross profit margin	37.2%	36.3%
Selling expenses	25,617	$24,157	6.0%
% of net sales	11.1%	10.8%
General and administrative expenses	21,413	$23,208	(7.7)%
% of net sales	9.2%	10.4%
Research and development expenses	5,461	$3,825	42.8%
% of net sales	2.4%	1.7%
Amortization of intangibles	6,447	$6,285	2.6%
Income from operations	$27,372	$23,660	15.7%
Operating margin	11.8%	10.6%
Interest and debt expense	6,768	$4,587	47.5%
Investment (income) loss	312	$(115)	(371.3)%
Foreign currency exchange (gain) loss	1,003	$441	127.4%
Other (income) expense, net	222	$(539)	(141.2)%
Income (loss) before income tax expense (benefit)	$19,067	$19,286	(1.1)%
Income tax expense (benefit)	4,953	$4,083	21.3%
Net income (loss)	$14,114	$15,203	(7.2)%

Average basic shares outstanding	28,619	28,418	0.7%
Basic income (loss) per share	$0.49	$0.53	(7.5)%

Average diluted shares outstanding	28,748	28,756	—%
Diluted income (loss) per share	$0.49	$0.53	(7.5)%

Dividends declared per common share	$0.07	$0.06

Columbus McKinnon Reports Record Operating Income for Second Quarter Fiscal Year 2023

October 27, 2022
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Six Months Ended
	September 30, 2022	September 30, 2021	Change
Net sales	$452,027	$437,099	3.4%
Cost of products sold	$283,191	$281,901	0.5%
Gross profit	168,836	155,198	8.8%
Gross profit margin	37.4%	35.5%
Selling expenses	51,773	47,639	8.7%
% of net sales	11.5%	10.9%
General and administrative expenses	43,299	53,351	(18.8)%
% of net sales	9.6%	12.2%
Research and development expenses	10,591	7,408	43.0%
% of net sales	2.3%	1.7%
Amortization of intangibles	12,982	12,394	4.7%
Income from operations	50,191	34,406	45.9%
Operating margin	11.1%	7.9%
Interest and debt expense	12,971	10,399	24.7%
Cost of debt refinancing	—	14,803	(100.0)%
Investment (income) loss	742	(548)	(235.4)%
Foreign currency exchange (gain) loss	2,206	535	312.3%
Other (income) expense, net	(2,079)	(289)	619.4%
Income (loss) before income tax expense (benefit)	36,351	9,506	282.4%
Income tax expense (benefit)	13,846	1,566	784.2%
Net income (loss)	22,505	7,940	183.4%

Average basic shares outstanding	28,581	27,594	3.6%
Basic income (loss) per share	$0.79	$0.29	172.4%

Average diluted shares outstanding	28,733	27,957	2.8%
Diluted income (loss) per share	$0.78	$0.28	178.6%

Dividends declared per common share	$0.07	$0.06

Columbus McKinnon Reports Record Operating Income for Second Quarter Fiscal Year 2023

October 27, 2022
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2022	March 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$88,865	$115,390
Trade accounts receivable	$140,298	$147,515
Inventories	$192,789	$172,139
Prepaid expenses and other	$37,537	$31,545
Total current assets	$459,489	$466,589

Property, plant, and equipment, net	$92,617	$97,926
Goodwill	$627,850	$648,849
Other intangibles, net	$365,206	$390,788
Marketable securities	$10,183	$10,294
Deferred taxes on income	$2,265	$2,313
Other assets	$71,685	$68,948
Total assets	$1,629,295	$1,685,707

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$76,584	$90,881
Accrued liabilities	$104,835	$118,187
Current portion of long-term debt and finance lease obligations	$40,580	$40,551
Total current liabilities	$221,999	$249,619

Term loan and finance lease obligations	$450,840	$470,675
Other non-current liabilities	$172,072	$192,610
Total liabilities	$844,911	$912,904

Shareholders’ equity:
Common stock	$286	$285
Additional paid-in capital	$508,948	$506,074
Retained earnings	$336,844	$316,343
Accumulated other comprehensive loss	$(61,694)	$(49,899)
Total shareholders’ equity	$784,384	$772,803
Total liabilities and shareholders’ equity	$1,629,295	$1,685,707

Columbus McKinnon Reports Record Operating Income for Second Quarter Fiscal Year 2023

October 27, 2022
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Six Months Ended
	September 30, 2022	September 30, 2021
Operating activities:
Net income (loss)	$22,505	$7,940
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	$20,893	$20,969
Deferred income taxes and related valuation allowance	$(698)	$(1,235)
Net loss (gain) on sale of real estate, investments, and other	$852	$(462)
Stock-based compensation	$3,629	$5,504
Amortization of deferred financing costs	$860	$867
Cost of debt refinancing	$—	$14,803
Loss (gain) on hedging instruments	$(714)	$672
Gain on sale of building	$(232)	$(375)
Loss on retirement of fixed asset	$175	$—
Non-cash lease expense	$3,843	$3,939
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	$381	$(1,709)
Inventories	$(30,754)	$(21,959)
Prepaid expenses and other	$2,321	$(2,779)
Other assets	$24	$42
Trade accounts payable	$(11,267)	$(6,274)
Accrued liabilities	$(3,124)	$1,908
Non-current liabilities	$(2,545)	$(3,909)
Net cash provided by (used for) operating activities	$6,149	$17,942

Investing activities:
Proceeds from sales of marketable securities	$1,900	$2,734
Purchases of marketable securities	$(2,709)	$(4,768)
Capital expenditures	$(5,288)	$(6,752)
Proceeds from sale of building, net of transaction costs	$373	$461
Proceeds from insurance reimbursement	$—	$482
Purchases of businesses, net of cash acquired	$(1,616)	$(472,954)
Dividend received from equity method investment	$313	$—
Net cash provided by (used for) investing activities	$(7,027)	$(480,797)

Financing activities:
Proceeds from issuance of common stock	$621	$1,412
Repayment of debt	$(20,264)	$(461,286)
Proceeds from issuance of long-term debt	$—	$650,000
Proceeds from equity offering	$—	$207,000
Fees related to debt and equity offering	$—	$(25,292)
Cash inflows from hedging activities	$12,306	$7,007
Cash outflows from hedging activities	$(11,689)	$(6,927)
Payment of dividends	$(4,001)	$(3,145)
Other	$(1,375)	$(1,909)
Net cash provided by (used for) financing activities	$(24,402)	$366,860

Effect of exchange rate changes on cash	$(1,245)	$(821)

Net change in cash and cash equivalents	$(26,525)	$(96,816)
Cash, cash equivalents, and restricted cash at beginning of year	$115,640	$202,377
Cash, cash equivalents, and restricted cash at end of period	$89,115	$105,561

Columbus McKinnon Reports Record Operating Income for Second Quarter Fiscal Year 2023

October 27, 2022
COLUMBUS McKINNON CORPORATION
Q2 FY 2023 Sales Bridge

	Quarter To Date		Year To Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2022 Sales	$223.6		$437.1
Acquisition	9.0	4.0%	17.5	4.0%
Volume	(0.9)	(0.4)%	(5.2)	(1.2)%
Pricing	11.0	4.9%	20.6	4.7%
Foreign currency translation	(11.0)	(4.9)%	(18.0)	(4.1)%
Total change	$8.1	3.6%	$14.9	3.4%
Fiscal 2023 Sales	$231.7		$452.0
COLUMBUS McKINNON CORPORATION
Q2 FY 2023 Gross Profit Bridge

($ in millions)	Quarter To Date	Year To Date
Fiscal 2022 Gross Profit	$81.1	$155.2
Acquisition	4.5	7.6
Price, net of material cost inflation	4.4	7.5
Prior year acquisition inventory step-up expense	—	3.0
Sales volume and mix	0.5	1.5
Prior year business realignment costs	0.9	0.9
Prior year acquisition integration costs	—	0.5
Productivity, net of other cost changes	(0.3)	0.4
Tariffs	(0.7)	(1.2)
Foreign currency translation	(4.1)	(6.6)
Total change	5.2	13.6
Fiscal 2023 Gross Profit	$86.3	$168.8

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 23	63	64	60	63	250

FY 22	63	64	61	63	251

Columbus McKinnon Reports Record Operating Income for Second Quarter Fiscal Year 2023

October 27, 2022
COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	September 30, 2022		June 30, 2022		March 31, 2022		September 30, 2021
($ in millions)
Backlog	$327.8		$351.6		$309.1		$255.6
Long-term backlog
Expected to ship beyond 3 months	$161.2		$162.8		$135.2		$110.5
Long-term backlog as % of total backlog	49.2%		46.3%		43.7%		43.2%

Trade accounts receivable
Days sales outstanding	55.1	days	54.9	days	53.0	days	51.0	days

Inventory turns per year
(based on cost of products sold)	3.0	turns	2.9	turns	3.9	turns	3.9	turns
Days' inventory	121.0	days	125.4	days	93.6	days	94.7	days

Trade accounts payable
Days payables outstanding	59.4	days	58.6	days	58.7	days	54.3	days

Working capital as a % of sales (2)	20.8%		19.9%		15.5%		14.4%

Net cash provided by (used for) operating activities	$17.3		$(11.2)		$25.2		$25.3
Capital expenditures	$2.3		$3.0		$3.6		$3.1
Free cash flow (1)	$15.0		$(14.1)		$21.6		$22.2

Debt to total capitalization percentage	38.5%		39.3%		39.8%		38.1%

Debt, net of cash, to net total capitalization	33.9%		34.9%		33.9%		32.1%

(1) Free cash flow is defined as cash from operations less capital expenditures. Free cash flow is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as free cash flow, is important for investors and other readers of the Company’s financial statements.
Components may not add due to rounding.
(2) September 30, 2022, June 30, 2022, and March 31, 2022 figures exclude the impact of the acquisition of Garvey. September 30, 2021 figure excludes the impact of the acquisition of Dorner.

Columbus McKinnon Reports Record Operating Income for Second Quarter Fiscal Year 2023

October 27, 2022
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
($ in thousands)

	Three Months Ended		Six Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
GAAP gross profit	$86,310	$81,135	$168,836	$155,198
Add back (deduct):
Business realignment costs	—	914	—	914
Acquisition inventory step-up expense	—	—	—	2,981
Acquisition integration costs	—	—	—	521
Non-GAAP adjusted gross profit	86,310	82,049	168,836	159,614

Sales	$231,740	$223,635	$452,027	$437,099

Gross margin - GAAP	37.2%	36.3%	37.4%	35.5%
Adjusted gross margin - Non-GAAP	37.2%	36.7%	37.4%	36.5%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Reports Record Operating Income for Second Quarter Fiscal Year 2023

October 27, 2022
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations
($ in thousands)

	Three Months Ended		Six Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
GAAP income from operations	$27,372	$23,660	$50,191	$34,406
Add back (deduct):
Business realignment costs	1,233	1,200	2,890	1,823
Acquisition deal and integration costs	19	632	105	9,874
Acquisition inventory step-up expense	—	—	—	2,981
Non-GAAP adjusted income from operations	$28,624	$25,492	$53,186	$49,084

Sales	$231,740	$223,635	$452,027	$437,099

Operating margin - GAAP	11.8%	10.6%	11.1%	7.9%
Adjusted operating margin - Non-GAAP	12.4%	11.4%	11.8%	11.2%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Reports Record Operating Income for Second Quarter Fiscal Year 2023

October 27, 2022
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
GAAP net income (loss)	14,114	15,203	22,505	7,940
Add back (deduct):
Amortization of intangibles	6,447	6,285	12,982	12,394
Business realignment costs	1,233	1,200	2,890	1,823
Acquisition deal and integration costs	19	632	105	9,874
Cost of debt refinancing	—	—	—	14,803
Acquisition inventory step-up expense	—	—	—	2,981
Normalize tax rate to 22% (1)	(938)	(1,946)	2,333	(9,738)
Non-GAAP adjusted net income	20,875	21,374	40,815	40,077

Average diluted shares outstanding	28,748	28,756	28,733	27,957

Diluted income (loss) per share - GAAP	$0.49	$0.53	$0.78	$0.28

Diluted income per share - Non-GAAP	$0.73	$0.74	$1.42	$1.43
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items, including amortization of intangible assets, and also adjusted for a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies. The Company believes that representing adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Reports Record Operating Income for Second Quarter Fiscal Year 2023

October 27, 2022
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended		Six Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
GAAP net income (loss)	$14,114	$15,203	$22,505	$7,940
Add back (deduct):
Income tax expense (benefit)	$4,953	$4,083	$13,846	$1,566
Interest and debt expense	$6,768	$4,587	$12,971	$10,399
Investment (income) loss	$312	$(115)	$742	$(548)
Foreign currency exchange (gain) loss	$1,003	$441	$2,206	$535
Other (income) expense, net	$222	$(539)	$(2,079)	$(289)
Depreciation and amortization expense	$10,424	$10,502	$20,893	$20,969
Business realignment costs	$1,233	$1,200	$2,890	$1,823
Acquisition deal and integration costs	$19	$632	$105	$9,874
Cost of debt refinancing	$—	$—	$—	$14,803
Acquisition inventory step-up expense	$—	$—	$—	$2,981
Non-GAAP adjusted EBITDA	$39,048	$35,994	$74,079	$70,053

Sales	$231,740	$223,635	$452,027	$437,099

Net income (loss) margin - GAAP	6.1%	6.8%	5.0%	1.8%
Adjusted EBITDA margin - Non-GAAP	16.8%	16.1%	16.4%	16.0%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements.